UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2007

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

(a) Consulting and Sales Promotion Agreement with Caswood Group, Inc.

Effective as of May 11, 2007, the Company entered into an agreement with Caswood Group, Inc. for Caswood to provide marketing and promoting of the Company’s pharmaceutical products to designated physicians and other health care accounts in the United States. The Agreement carries an initial term of six (6) months.

The total compensation (exclusive of additional costs and fees which will be separately billed) for the initial term of the Agreement is set to not exceed $1,680,700 and is broken down as follows:

(i) an estimated amount of $950,000 for 12 field representatives, with $350,000 being due upon execution of an initial letter of intent and four $150,000 installments due on July 15, 2007, August 15, 2007, September 15, 2007 and October 15, 2007;

(ii) an estimated amount of $305,000 for four full time district managers, with $50,000 being due upon execution of an initial letter of intent and four $$63,750 payments due on July 15, 2007, August 15, 2007, September 15, 2007 and October 15, 2007; and

(iii) an estimated amount of $425,700 for five in service specialists, with $125,700 being due upon execution of an initial letter of intent and four $75,050 payments due on July 15, 2007, August 15, 2007, September 15, 2007 and October 15, 2007.

(b) Wolverine Consulting Agreement

On July 25, 2007, the Company entered into a consulting agreement (the “Wolverine Agreement”) with Wolverine International Holdings Ltd. (“Wolverine”) with respect to consulting services and strategic relationships for both the capital and pharmaceutical industries. The Wolverine Agreement has a one year term. The fees under the Wolverine Agreement are: $500,000 and warrants to purchase up to 5,250,000 of Company Common Stock, all of which carry a five year term and an exercise price of $1.50 per share. The warrants carry standard cashless exercise provisions and contain a provision which prohibits exercise if at any time Wolverine and its affiliates beneficially own more than 9.9% of the Company’s Common Stock. During 2006 and 2007, Wolverine has also acted as an advisor for the Company with respect to various common stock private placements and has been paid fees as previously disclosed in Company filings. The Company has made payments (in cash or Company's securities) to financial advisors in the past, including International Capital Advisory, Inc., Wolverine, and certain other finders all of whom may have business and other relationships with one another.

(c) Viking Investment Group Financial Consulting Services Agreement

On July 26, 2007, the Company entered into a consulting agreement (the “VIG Agreement”) with Viking Investment Group II Inc. (“VIG”) to provide certain financial consulting services to the Company. The VIG Agreement has a one year term. The fees under the VIG Agreement are: $500,000 and warrants to purchase up to 5,250,000 shares of Company Common Stock, all of which carry a five year term and an exercise price of $1.50 per share. The warrants carry standard cashless exercise provisions and contain a provision which prohibits exercise if at any time VIG and its affiliates beneficially own more than 9.9% of the Company’s Common Stock.

Item 3.02. Unregistered Sales of Securities

As of July 25, 2007, the Company raised a total of $12.7 million pursuant to which the Company issued to investors a total of 8,489,997 shares of common stock at a purchase price of $1.50 per share (“July 2007 Financing”). The subscribers were also issued warrants to purchase Company Common Stock in the amount of the number of shares purchased. Those investor warrants bear a three year term and have an exercise price of $3.00 per share, and contain a mandatory exercise provision at the Company’s election should the market price of the Company’s Common Stock be at least $4.00 for 20 consecutive trading days. In connection with the 2007 Financing, the Company paid a finders fee to Ramp International, Inc. (“Ramp”), as assignee from Wolverine International Holdings, Inc., in the amount of $1.3 million, representing 10% of the gross proceeds raised. In addition, the Company issued to Ramp warrants to purchase up to 848,999 shares of the Company's common stock, respectively, representing 10% of the common stock issued to investors. Each warrant may be exercised for five years from the date of issuance to purchase shares of common stock for $3.00 per share. Net proceeds were $11.4 million, with finders fees and other legal costs of $1.3 million recorded as a reduction of equity as a cost of the transaction. The Company sold these shares of unregistered securities in private placement transactions in reliance upon the exemption from registration under Section 4(2) under the Securities Act of 1933, as amended, to accredited investors or to non-United States residents. The form of Subscription Agreement and investor warrant for the July 2007 Financing are attached hereto as Exhibits 10.131 and 10.132, respectively.

Item 5.02. Appointment of Certain Officers.

Effective as of August 1, 2007, the Company is appointing Anthony Cherichella as its Chief Financial Officer and Principal Accounting Officer. Mr. Cherichella will not assume the responsibilities of Chief Financial Officer and Principal Accounting Officer for the purposes of the Company’s filings to be made with the Securities and Exchange Commission until August 15, 2007 (and until such time, Joseph Himy shall remain as the Company’s Principal Accounting Officer). Cherichella, who will replace Joseph Himy in the Principal Accounting Officer capacity (but Himy will remain Vice President of Finance), was most recently the chief financial officer and acting president for Cardinal Health’s Healthcare Marketing Services unit based in Wayne, NJ from 2002 to the present. In that capacity, he had overall responsibility for establishing and managing financial budgets and forecasts, evaluating acquisitions and exploring strategic alternatives for this unit of Cardinal Health.. Prior to that, he served at BLP Group Companies from 2000 - 2002, where he served as chief financial officer, executive vice president, secretary and treasurer. Before that, he served as a senior audit manager for Andersen LLP from 1990-2000.

In connection with his employment, the Company has entered into an Employment Agreement with Cherichella, also effective as of August 1, 2007. The term of the Agreement is one year and shall be automatically renewed for additional one year periods unless terminated by the Company by written notice at least 90 days prior to the end of any initial or extended term, as applicable. The Agreement calls for a base salary of $265,000 for the first year and shall be reviewed by the Board on each anniversary of the date of this Agreement and may be increased to such rate as the Board may determine. Cherichella will also be eligible to receive a cash bonus of up to 40% of the base salary, with one half of such bonus for the first year being based on successful achievement of certain milestone objectives described in the Agreement, and the second half of the bonus for the first year and all of the bonus for years thereafter being based upon successfully achieving certain stated objectives, all as determined by the Company’s Chief Executive Officer and the Board’s Compensation Committee. The Agreement calls for an initial grant of 750,000 options under the Company’s 2005 Stock Option Plan, which vest upon the occurrence of certain events set forth in the Agreement, and calls for further grants no less frequently than annually (by March 31st of each calendar year starting in 2008), with the goal of targeting an annual grant of at least 750,000 options. The options shall bear an exercise price equal to market price at the date of grant and become fully vested upon the occurrence of certain events, including, but not limited to, a merger or consolidation or sale of all or substantially all of the assets of the Company.

Item 9.		Financial Statements and Exhibits

The following Exhibit is attached to this Current Report:

	10.131	Subscription Agreement
	10.132	Form of Investor Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Timothy McIntyre
Name: Timothy McIntyre
Title: President and Chief Executive Officer

Dated: July 31, 2007